UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
October 18, 2012

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 001-35095	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

125 Highway 515 East, P.O. Box 398
Blairsville, Georgia  30512
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant.

On October 18, 2012, United Community Banks, Inc. (the “Company”), as approved by the Audit Committee (the “Audit Committee”) and ratified by the Board of Directors, notified Porter Keadle Moore, LLC (“PKM”) that it will be dismissed as the Company’s independent registered public accounting firm upon the completion of its audit for the year ending December 31, 2012 which is expected to occur prior to March 15, 2013.

During the Company’s two most recent fiscal years ended December 31, 2010 and 2011 and from January 1, 2012 through October 18, 2012, there were no disagreements between the Company and PKM, as defined in Item 304(a)(1)(iv) of Regulation S-K,  on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures that, if not resolved to PKM's satisfaction, would have caused them to make reference to the matter in conjunction with its report on the Company's consolidated financial statements for the relevant years.

For the two most recent fiscal years ended December 31, 2010 and December 31, 2011, and the subsequent interim period through October 18, 2012, there was one “reportable event” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, relating to a disclosure of a material weakness in internal control over financial reporting.  On February 10, 2012, the Company filed an amended annual Report on Form 10-K for the year ended December 31, 2010 and amended Quarterly Reports on Form 10-Q for the first three quarters of 2011 to reflect its decision to establish a full deferred tax valuation allowance as of December 31, 2010.  The correction and the corresponding restatements resulted in management’s determination that a material weakness existed with respect to the internal controls over financial reporting being designed and in place to ensure valuation of the net deferred tax asset was in accordance with generally accepted accounting principles.  This deficiency was a material weakness in the Company’s internal control over financial reporting as of December 31, 2011 because it had not been remediated as of that date.  Management remediated the material weakness prior to the filing of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011.  The Company has authorized PKM to respond fully to inquiries of the Company’s new independent registered public accountants concerning the subject matter of the material weakness.  Other than the matters associated with the material weakness, there were no other “reportable events”, as defined in Regulation S-K during such period.

The audit reports of PKM on the consolidated financial statements of the Company as of December 31, 2010 and 2011 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

Also on October 18, 2012, the Audit Committee after a thorough and a competitive process to review the appointment of the Company’s independent registered public accounting firm for the year ending December 31, 2013, authorized management to engage  PricewaterhouseCoopers LLP (“PwC”) as its independent registered accounting firm for the year ending December 31, 2013.  During the two most recent fiscal years ended December 31, 2011 and December 31, 2010, and the subsequent interim period through October 18, 2012, neither the Company, nor anyone on its behalf, consulted with PwC regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements; and as such, no written report or oral advice was provided, and none was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issues; or (ii) or any matter that was either the subject of a disagreement or a reportable event.

The Company furnished a copy of the above disclosure to PKM and requested that PKM provide a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the statements made above.  A copy of the letter from PKM dated October 22, 2012 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
16.1	Letter from PKM to the Securities and Exchange Commission dated October 22, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED COMMUNITY BANKS, INC.

By:	/s/ Rex S. Schuette
Rex S. Schuette Executive Vice President and Chief Financial Officer

Date:  October 22, 2012